EXHIBIT 1.01

Owens & Minor, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2018

I.	Introduction
This Conflict Minerals Report (“Report”) by Owens & Minor, Inc. is for the period from January 1, 2018 to December 31, 2018 (“Reporting Period”). Unless the context otherwise indicates, “Owens & Minor,” “Company,” “we,” “us,” and “our” mean Owens & Minor, Inc. and its consolidated and combined subsidiaries.
This Report is intended to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule”). The Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (“3TGs”) that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.
As described in this report, Owens & Minor has reason to believe that some of the 3TGs present in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TGs in our products originated from the Covered Countries and were not from recycled or scrap sources. Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries, and we proceeded to conduct due diligence on our supplier base. The results of our due diligence are discussed below.

II.	Company Overview

A.	Our Business
Owens & Minor, Inc. and subsidiaries, a Fortune 500 company headquartered in Richmond, Virginia, is a leading global healthcare solutions company with integrated technologies, products and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. Our teammates serve healthcare industry customers in 90 countries, by providing quality products and helping to reduce total costs across the supply chain by optimizing point-of care performance, freeing up capital and clinical resources and managing contracts to optimize financial performance.

On April 30, 2018, we acquired substantially all of Avanos Medical, Inc.'s (Avanos, previously Halyard Health, Inc.) Surgical and Infection Prevention (S&IP) business, the name “Halyard Health” and its information technology systems. The Halyard business is a leading global manufacturer and provider of medical supplies and solutions for the prevention of healthcare associated infections across acute care and non-acute care markets.

B.	Business Segments
During the Reporting Period, Owens & Minor was organized into two operating segments: Global Solutions and Global Products.
The principal sources of revenue in each global business segment are described below:

•	Global Solutions is our U.S. and European distribution, logistics and value-added services business. Global Solutions does not manufacture or contract to manufacture products.

•
Global Products manufactures, contracts for manufacture, and sources medical surgical products through our production and kitting operations. With the acquisition of our Halyard business, we have expanded to provide medical supplies and solutions for the prevention of healthcare-associated infections across the acute and alternate site channels.

C.	Our Products
For the Reporting Period, we conducted an analysis of our products to determine which, if any, were likely to contain 3TGs. The analysis identified that 3TGs were necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.

III.	Description of Reasonable Country of Origin Inquiry (“RCOI”)
We began our scoping process by developing a list of our suppliers that provide us with products that may contain one or more of the 3TGs. We then populated the list with contact information and provided it to our third-party service provider (“Service Provider”). The supplier list was then uploaded to our Service Provider’s software tool that allows us to store and manage supplier requests and documentation.
From there, we removed from the list service providers, indirect materials suppliers, and other suppliers who are inactive. This helped ensure that all suppliers surveyed provided items to Owens & Minor that were used in final products in 2018.
Our Service Provider then conducted the supplier survey portion of the RCOI. Utilizing the Conflict Minerals Reporting Template (“CMRT”), version 5.11 or higher, developed by the Responsible Business Alliance (RBA)® and The Global e-Sustainability Initiative, the suppliers on the final supplier list were surveyed on their sourcing of the 3TGs that we identified in our products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, due diligence process, and supply chain, including such supply chain information as the names and locations of smelters and refiners.
As part of the supplier survey, suppliers were asked to complete the CMRT. All communications were tracked and monitored in the Service Provider’s software tool. Non-responsive suppliers were contacted a minimum of three times. Any suppliers that continued to be non-responsive were advanced to an escalation phase and further contacted on an individual basis.
To ensure that our suppliers understood our expectations regarding the sourcing of 3TGs, we and our Service Provider offered training to them though webinars, videos, documents, and one-on-one discussions. The offering included our Service Provider’s Learning Management System, which allowed access to our Service Provider’s Conflict Minerals training course. This training was tracked based on completion. All suppliers were encouraged to complete all the modules in the course.
The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions. All submitted CMRTs were classified as valid or invalid. All suppliers who submitted CMRTs that were classified as “invalid” were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our Service Provider’s software system. As of May 8, 2019, there were 6 invalid submissions that had not been corrected by suppliers.
Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we then conducted due diligence on our supplier base.

IV.	Due Diligence

A.	Design of Due Diligence
We designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and the related Supplements for tin, tantalum, tungsten and gold.
Our conflict minerals due diligence process includes the five steps described in the Guidance: 1) establishing strong company management systems, 2) identifying and assessing risks in our supply chain, 3) designing and implementing a strategy to respond to identified risks, 4) utilizing independent third-party audits, and 5) publicly reporting on our supply chain due diligence. A summary of our due diligence measures is outlined below.

B.	Performance of Due Diligence

Step 1.    Establishing Strong Company Management Systems

a.	Internal Team
We organized a Conflict Minerals Committee comprised of individuals in management positions across multiple departments, namely Legal, Supply Chain, and Compliance. The Committee members are the (1) Executive Vice President, General Counsel and Corporate Secretary, (2) Vice President, Global Manufacturing, (3) Assistant General Counsel, Global Products, and (4) Operating Vice President, Global Compliance. The Committee leads our conflict minerals compliance effort and is responsible for implementing our conflict minerals compliance strategy and for overseeing the program.

b.	Control Systems
We have applicable policies and statements such as a Code of Honor that outlines expected behaviors for all Owens & Minor employees, a Supplier Social Compliance Standard that outlines expected behaviors for all Owens & Minor vendors, and a Conflict Minerals Policy Statement (“Statement”). All three items are available on our website. The Statement, in particular, can be found in the Investor Relations section of our website, under Corporate Governance, at www.owens-minor.com.

c.	Supplier Engagement
We utilized the CMRT version 5.11 or higher and our Service Provider’s software reporting tool for collecting Conflict Minerals declarations from our supply base. Using these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests. We have also communicated with relevant suppliers our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information from them to support the chain of custody of the 3TGs identified in our products.

d.	Grievance Mechanisms
We have several mechanisms that allow people to alert Company management about any concerns they may have about our compliance or ethics. Our Code of Honor sets out ways to report concerns, including a Code of Conduct Hotline and Online Reporting tool, which both allow reports, in any language, to be made confidentially and anonymously at the election of the person making the report. We also have made publicly available on our website policies for communicating with our Board of Directors and with our compliance-oversight Committees of the Board, namely the Audit Committee and the Governance & Nominating Committee. These mechanisms are available to people who may be concerned about compliance with our conflict minerals program or with any other compliance matter.

e.	Maintain Records
We maintain a company-wide document retention policy. The policy extends to the documents accumulated in performing our due diligence for this Report and requires that the documents be retained for a period of ten years. In addition, our Service Provider stores all of the information and findings from this process in a database that can be audited by internal or external parties.

Step 2.    Identify and Assess Risks in the Supply Chain
Due to the complexity of our products and supply chain, it is difficult for us to identify indirect suppliers. We have relied on responses from our direct suppliers to provide us with information about the source of conflict minerals contained in the parts and components they supply to us.
Similarly, our direct suppliers also rely on information provided to them by their suppliers. This chain of information creates a level of uncertainty and risk about the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to recognized industry best practices.
In accordance with the Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Each facility that meets the Responsible Minerals Initiative (“RMI”) definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on three scoring criteria, namely: (1) geographic proximity to the DRC and covered countries; (2) Responsible Minerals Assurance Process (RMAP) audit status; and (3) known or plausible evidence of unethical or conflict sourcing.

Based on these criteria, the following facilities have been identified with red-flag risks in their supply chain:

•	Tony Goetz NV - CID002587

•	African Gold Refinery Limited (AGR) - CID003185

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567
If any of these facilities were reported on a CMRT by one of our suppliers, our Service Provider initiated risk mitigation activities, including instructing the supplier to submit a product-specific CMRT to better identify any connection between the facilities and our products, and escalating up to requesting removal of these high-risk smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Service Provider’s online learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.
Additionally, we evaluated suppliers on their conflict minerals program strength. Many companies continue to develop their programs and still provide an answer of “unknown” in response to our survey questions. We used the following criteria to evaluate the strength of their programs, with the capital letters, below, corresponding to the ones in the CMRT declaration tab:
A. Have you established a conflict minerals sourcing policy?
E. Have you implemented due diligence measures for conflict-free sourcing?

G.	Do you review due diligence information received from your suppliers against your company’s expectations?

H.	Does your review process include corrective action management?
When suppliers meet or exceed those criteria (Yes to A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.
Our identification and risk assessment process also involves: (1) seeking information about 3TG smelters and refiners in our supply chain by requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable. We believe that the inquiries and analysis described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products.

Step 3.    Design and Implement a Strategy to Respond to Identified Risks
Our Supplier Social Compliance Standards and Conflict Minerals Policy Statement set out our expectations for our suppliers. If these expectations are not met, the business relationship between us and the supplier will be evaluated. For example, if we find that we source 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries, we will encourage the applicable supplier to establish an alternative source of the minerals that does not support such conflict. If an alternative source cannot be found or the supplier chooses not to respond to this risk, we will assess whether or not we can replace the supplier. We have found no instance to date where we believed it was necessary to implement such risk mitigation efforts.

Step 4.    Utilize Independent Third Party Audits
We do not have a direct relationship with smelters and refiners (“SORs”) and do not perform or direct audits of these entities. Instead, we rely on third party assurances and certifications such as from the RMI’s Responsible Minerals Assurance Process, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Step 5.    Publicly Report on Supply Chain Due Diligence
This Report, which constitutes our annual report on our due diligence efforts, is available on our website in the Investor Relations section, under SEC Filings, at www.owens-minor.com. This Report also is filed with the SEC.

V.	Results of Due Diligence

A.	Survey Results
As of May 8, 2019, we received responses from 75.90% of our 166 surveyed suppliers. Of those, 114 suppliers claimed no 3TGs, in their products, and 12 claimed that they did have 3TGs. Of the 12 suppliers claiming to have 3TGs, 7 indicated that they had tantalum, 12 indicated tin, 7 indicated gold, and 8 indicated tungsten. (The numbers do not sum to 166 because some of the suppliers claimed to have multiple 3TGs in their products.)
As described above, we surveyed our supply chain and reviewed the responses to determine whether further engagement with them was required. The determination to further engage with them was based on criteria such as untimely responses, incomplete responses, and inconsistencies within the data reported. Suppliers who provided a CMRT were asked to submit SOR information. The results are discussed in the Smelters and Refiners section below.

B.	Efforts to Determine Mine or Location of Origin
Because we do not have relationships with the smelters and refiners, we relied on requests to our suppliers that they complete the RMI template. We believe that process suffices as a good faith effort to determine the identity of the mines or the locations of origin of 3TGs in our supply chain.

C.	Smelters and Refiners
Of the suppliers we surveyed, many completed the RMI template at the company or business unit level, and they were unable to represent that 3TGs from the processing facilities they listed were in components they supplied to us. The quality of the responses we received from suppliers varied.
Many responses provided via the CMRT included the names of facilities listed by the suppliers as SORs. The CMRT responses that did not list at least one smelter for each 3TG were considered invalid, and our Service Provider followed up on these responses, urging suppliers to resubmit the form and include the smelter information. There are still suppliers that were unable to provide SORs used for the materials supplied to us.
For all the CMRT responses that indicated a smelter, our Service Provider compared them to the list of smelters maintained by the RMI. As of May 8, 2019, we validated 318 SORs in our supply chain, and we are working to validate the additional SOR entries. Appendix A lists only the SORs that our suppliers reported as being in their supply chains and that we validated. Appendix B is a compilation of countries of origin, setting out the countries from which the reported facilities source their conflict minerals.
As our suppliers have been largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to provide additional SOR names or country of origin information at this time. We will continue to work with our suppliers to obtain smelter information at the product level.

VI.	Future Steps to be Taken
We are committed to complying with the provisions of the Rule and expect to continue our efforts to improve our conflict minerals program. As we further develop our program, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to, the following:

•	Further engage with suppliers and direct them to training resources to increase our survey response rate and improve the content of the responses;

•	Continue to invest in due diligence tools for our conflict minerals program;

•
If applicable, engage any of our suppliers found to be supplying us with 3TGs from sources that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict;

•	Continue to respond to industry trends and legal requirements to improve the traceability of 3TGs in our supply chain; and

•	Further encourage suppliers to provide responses at the product level to enable us to determine which smelters and refiners actually process 3TGs contained in our products.

APPENDIX A
The table below lists, the smelters or refiners (“SORs”) identified by our direct suppliers that may have been used to process 3TGs necessary to the functionality or production of our products in 2018. Facilities that have been certified as conflict-free by an internationally-recognized validation organization for 3TG SORs are designated in the column furthest to the right, where the word “Conformant” indicates that such an organization validated them as conflict-free.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	8853 S.p.A.	ITALY	CID002763	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Active
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Not Enrolled
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Not Enrolled
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	Materion	UNITED STATES	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	QG Refining, LLC	UNITED STATES	CID003324	Not Enrolled
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Conformant
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	Safimet S.p.A	Italy	CID002973	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Non Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525	Not Enrolled
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Non Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tin	Alpha	UNITED STATES	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant
Tin	CV United Smelting	INDONESIA	CID000315	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Non Conformant
Tin	EM Vinto	BOLIVIA	CID000438	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Non Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Super Ligas	Brazil	CID002756	Not Enrolled
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tin Technology & Refining	UNITED STATES	CID003325	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Non Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Active
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant

APPENDIX B
This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Canada, Chile, China, Colombia, Cyprus, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Iran, Ivory Coast, Kazakhstan, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Puerto Rico, Russian Federation, Saudi Arabia, Senegal, Sierra Leone, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Taiwan, Thailand, Togo, Turkey, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Zimbabwe